Exhibit 99.1

Genelux Corporation Announces Proposed Public Offering of Common Stock

WESTLAKE VILLAGE, Calif., January 7, 2026 – Genelux Corporation (“Genelux”) (Nasdaq: GNLX), a late clinical-stage immuno-oncology company, today announced that it has commenced a proposed underwritten public offering of its common stock. In addition, Genelux expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the number of shares of common stock sold in connection with the proposed offering. All shares are being offered by Genelux. The proposed offering is subject to market and other customary closing conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

Lucid Capital Markets is acting as the sole book-running manager for the proposed offering.

The proposed offering is being made by Genelux pursuant to an effective shelf registration statement previously filed by Genelux with the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2024 and declared effective on February 13, 2024. This proposed offering is being made only by means of a preliminary prospectus supplement and the accompanying base prospectus that form a part of the registration statement. A preliminary prospectus supplement and the accompanying base prospectus relating to and describing the terms of the proposed offering will be filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the proposed offering may also be obtained by contacting: Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Genelux

Genelux is a late clinical-stage biopharmaceutical company focused on developing next-generation oncolytic immunotherapies for patients suffering from aggressive and/or difficult-to-treat solid tumor types. Olvi-Vec currently is being evaluated in two U.S.-based clinical trials: OnPrime/GOG-3076, a multi-center, randomized, open-label Phase 3 registrational trial evaluating the efficacy and safety of Olvi-Vec in combination platinum-doublet + bevacizumab compared with physician’s choice of chemotherapy and bevacizumab in patients with platinum-resistant/refractory ovarian cancer; and VIRO-25, a multi-center, randomized, open-label Phase 2 trial evaluating the efficacy and safety of Olvi-Vec & platinum-doublet + physician’s choice of immune checkpoint inhibitor compared to docetaxel in non-small-cell lung cancer. Additionally, Olvi-Vec currently is being evaluated for dose selection in Olvi-Vec-SCLC-202, a China-based, multi-center, open label Phase 1b/2 trial evaluating the efficacy and safety of Olvi-Vec & platinum-doublet in recurrent small-cell lung cancer. The core of Genelux’s discovery and development efforts revolves around its proprietary CHOICE™ platform from which the Company has developed an extensive library of isolated and engineered oncolytic vaccinia virus immunotherapeutic product candidates, including Olvi-Vec.

Forward-Looking Statements

This release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding the completion, timing and size of the proposed public offering and the anticipated grant to the underwriter of an option to purchase additional shares. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Genelux’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 and in other filings that Genelux makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate. These forward-looking statements speak only as of the date hereof and Genelux undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact

Austin Murtagh

Precision AQ

austin.murtagh@precisionaq.com

Media Contact

Ashley Murphy

Precision AQ

ashley.murphy@precisionaq.com

Source: Genelux Corporation